As filed with the Securities and Exchange Commission on December 16, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	26-0081711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2730 Sandhill Road, Suite 280 Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

DIGITAL REALTY TRUST, INC.,

DIGITAL SERVICES , INC.

AND DIGITAL REALTY TRUST, L.P.

2004 INCENTIVE AWARD PLAN

(Full title of the plan)

Michael F. Foust

Chief Executive Officer

Digital Realty Trust, Inc.

2730 Sandhill Road, Suite 280

Menlo Park, California

(Name and address of agent for service)

(650) 233-3600

(Telephone number, including area code, of agent for service)

Copies to:

Julian T.H. Kleindorfer

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, California 90071-2007

(213) 485-1234

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	1,490,561	$0	$0
	2,199,639	$12.95	$28,474,326.86	$3,351.43
	3,690,200 Shares

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also relates to an indeterminate number of additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-named plan.
(2)	Estimated for purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Aggregate Offering Price is based upon (i) in the case of 1,490,561 shares for which previously awarded Profits Interest Units may under certain circumstances be exchanged, the price for which such Profits Interest Units were awarded, and (ii) in the case of all other shares subject to the above-mentioned plan, with respect to which neither options nor restricted stock awards have been granted or awarded and the exercise price of which is therefore unknown, the average of the high and low prices of Registrant’s common stock on December 14, 2004 as reported on the New York Stock Exchange.

PART I

Item 1. Plan Information.

Not required to be filed with this Registration Statement.*

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.*

*	The documents containing information specified in this Part I are being separately provided to the participants covered by the 2004 Incentive Award Plan of Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P., as specified by Rule 428(b)(1).

PART II

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents in this Registration Statement by reference:

(1)	The Registrant’s Registration Statement on Form S-11 as amended (File No. 333-117865), originally filed on August 2, 2004 under the Securities Act of 1933, as amended; and

(2)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 28, 2004.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s charter contains a provision permitted under the Maryland General Corporation Law that eliminates each director’s and officer’s personal liability to the Registrant and the Registrant’s stockholders for monetary damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, to the maximum extent permitted under the Maryland General Corporation Law, the Registrant’s charter authorizes the Registrant to, and the Registrant’s bylaws require the Registrant to, indemnify the Registrant’s directors and officers and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification. Furthermore, as set forth in the Registrant’s Registration Statement on Form S-11 as amended (File No. 333-117865), originally filed on August 2, 2004, the Registrant’s officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by the Registrant, under the underwriting agreement relating to the Registrant’s initial public offering.

The Registrant has entered into indemnification agreements with each of its executive officers and directors whereby it indemnifies such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order the Registrant to indemnify such executive officer or director.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Digital Realty Trust, L.P., the partnership in which the Registrant serves as sole general partner.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-117865)).
4.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-117865)).
4.3	Form of 2004 Incentive Award Plan of Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. (incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-11 (No. 333-117865)).
4.4	Form of Profits Interest Units Agreement (incorporated by reference to Exhibit 1.44 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).
4.5	Form of Incentive Stock Option Agreement ((incorporated by reference to Exhibit 1.44 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).
5.1	Opinion of Venable LLP, with respect to the legality of the shares being registered.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.3	Consent of KPMG LLP, Independent Auditors.
23.4	Consent of Venable LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the Signature Page).

Item 9. Undertakings.

A. Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Indemnification of Officers and Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 16th day of December, 2004.

DIGITAL REALTY TRUST, INC.

By:	/s/ Michael F. Foust
Michael F. Foust
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Foust and A. William Stein, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Magnuson Richard A. Magnuson	Chairman of the Board	December 16, 2004

/s/ Michael F. Foust Michael F. Foust	Chief Executive Officer	December 16, 2004

/s/ A. William Stein A. William Stein	Chief Financial Officer	December 16, 2004

/s/ Cary Anderson Cary Andersen	Controller (Principal Accounting Officer)	December 16, 2004

/s/ Laurence A. Chapman Laurence A. Chapman	Director	December 16, 2004

/s/ Ruann F. Ernst, Ph.D. Ruann F. Ernst, Ph.D.	Director	December 16, 2004

/s/ Kathleen Early Reed Kathleen Early Reed	Director	December 16, 2004

/s/ Dennis E. Singleton Dennis E. Singleton	Director	December 16, 2004

EXHIBIT INDEX

Exhibit Number
4.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-117865)).
4.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-117865)).
4.3	Form of 2004 Incentive Award Plan of Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. (incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-11 (No. 333-117865)).
4.4	Form of Profits Interest Units Agreement (incorporated by reference to Exhibit 1.44 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).
4.5	Form of Incentive Stock Option Agreement ((incorporated by reference to Exhibit 1.44 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).
5.1	Opinion of Venable LLP, with respect to the legality of the shares being registered.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.3	Consent of KPMG LLP, Independent Auditors.
23.4	Consent of Venable LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the Signature Page).